Exhibit 3.2

THIRD AMENDED AND RESTATED CODE OF REGULATIONS

OF

GAS NATURAL INC.

ARTICLE I

Fiscal Year

The fiscal year of Gas Natural Inc., an Ohio corporation (the “Corporation”) shall be the twelve months ending December 31 in each year, or such other period as the Board of Directors may designate by resolution from time to time.

ARTICLE II

Shareholders

Section 1.  Meetings of Shareholders.

(a)       Annual Meeting. The annual meeting of the Shareholders of the Corporation for the election of Directors, the consideration of financial statements for the most recently concluded fiscal year and other reports, and the transaction of such other business as may properly be brought before such meeting, shall be held on such date after the annual financial statements of the Corporation have been prepared as the Board of Directors shall determine from time to time. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. In the event that the annual meeting is not held or if Directors are not elected thereat, a special meeting may be called and held for that purpose.

(b)       Special Meeting. Special meetings of the Shareholders may be held on any business day when called by any person or persons who may be authorized by law to do so. Calls for special meetings shall specify the purpose or purposes thereof, and no business shall be considered at any such meeting other than that specified in the call therefor.

(c)       Place of Meetings; Participation. Any meeting of Shareholders may be held at such place, if any, within or without the State of Ohio as may be designated in the notice of such meeting. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors shall adopt, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of communications equipment, participate in a meeting of Shareholders and be deemed present in person and vote at a meeting of Shareholders, whether such meeting is to be held at a designated place or solely by means of communications equipment, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings substantially contemporaneously with those physically present, and (iii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

(d)       Notice of Meeting and Waiver of Notice.

(1)       Notice. Notice of the time, place, if any, and purposes of any meeting of Shareholders, and the means, if any, by which Shareholders can be present and vote at the meeting through the use of communications equipment, shall be given to each Shareholder entitled to vote on a matter to come before the meeting not less than seven (7) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given by personal delivery, mail, overnight delivery service, email, facsimile or other electronic transmission, or any other means of communication authorized by the Shareholder to whom such notice is given. If such notice is mailed or sent by overnight delivery service, it shall be directed, postage prepaid, to the Shareholders at their respective addresses as they appear upon the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. If sent by another means of communication authorized by the Shareholder, the notice must be sent to the address furnished by the Shareholder to the Corporation for such transmissions. Any such authorization by a Shareholder is revocable by written notice to the Corporation either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the Corporation. If sent by another means of communication authorized by the Corporation, the notice must be sent to the address furnished by the Corporation for such transmissions. Any authorization by a Shareholder to send notices given under Ohio law by any means other than in person or by mail or overnight delivery service will be deemed to have been revoked by such Shareholder if, (i) the Corporation has attempted to make delivery of two consecutive notices in accordance with the authorization and (ii) the Secretary or an Assistant Secretary of the Corporation has received notice that, or otherwise believes that, delivery has not occurred; provided, that, an inadvertent failure to treat the inability to deliver the notice as a revocation shall not invalidate any meeting of Shareholders or other action. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken, which announcement shall include the means, if any, by which Shareholders can be present and vote at the adjourned meeting through the use of communications equipment. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.

(2)       Notice to Joint Owners. All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of the Corporation, and notice so given shall be sufficient notice to all the holders of such shares.

(3)       Waiver. Notice of any meeting may be waived in writing by any Shareholder either before or after any meeting of Shareholders, or by attendance at such meeting without protest prior to the commencement thereof. For purposes of these Regulations, a telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by any Shareholder or Director that contains a waiver or affirmative vote or approval by such person shall be deemed to be a “writing.”

(e)       Record Date. If a record date shall not be fixed or the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of Shareholders entitled to vote at any meeting of Shareholders shall be the date next preceding the day on which notice is given or the date next preceding the day on which the meeting is held, as the case may be, and only Shareholders of record as of the close of business on such record date shall be entitled to vote at such meeting. Such record date shall continue to be the record date for all adjournments of such meeting unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all Shareholders entitled to notice in accordance with the new record date so fixed.

(f)       Quorum. At any meeting of Shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person, by proxy, or by use of communications equipment, shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of the Corporation may be authorized or taken by a lesser proportion. The Shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

(g)       Organization of Meetings:

(1)       Presiding Officer. The Chairman of the Board, or, in his absence, the President, or in the absence of both of them, a Vice President of the Corporation shall call all meetings of the Shareholders to order and shall act as Chairman thereof. If all are absent, the Shareholders shall select a Chairman.

(2)       Minutes. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.

(h)       Order of Business. The order of business at all meetings of the Shareholders, shall be as determined by the Chairman of the meeting.

(i)       Voting. Except as provided by law or in the Articles, every Shareholder entitled to vote shall be entitled to cast one vote on each proposal submitted to the meeting for each share held of record by him on the record date for the determination of the Shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles, or these Regulations.

(j)       Proxies. A person who is entitled to attend a Shareholders’ meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his rights, by proxy or proxies appointed by a writing signed by such person or appointed by a verifiable communication authorized by such person, or by his duly authorized attorney, as provided by the laws of the State of Ohio. Any transmission that creates a record capable of authentication, including, but not limited to, a telegram, a cablegram, electronic mail, or an electronic, telephonic, or other transmission that appears to have been transmitted by a person appointing a proxy, and that appoints a proxy, is a sufficient verifiable communication to appoint such proxy. A photographic, photostatic, facsimile transmission, or equivalent reproduction of a writing that is signed by a person appointing a proxy pursuant to this paragraph and that appoints a proxy, is sufficient writing to appoint such proxy.

(k)       List of Shareholders. At any meeting of Shareholders a list of Shareholders, alphabetically arranged, showing the number and classes of shares held by each Shareholder on the record date applicable to such meeting shall be produced on the request of any Shareholder. If the meeting is to be held solely or in part by means of communications equipment, then the list of Shareholders of the Corporation shall be open to examination by any Shareholder or proxyholder during the entire time of the meeting on a reasonably accessible electronic network. The Board of Directors may adopt guidelines and procedures allowing the Corporation to verify that any person accessing the list or lists is a Shareholder or proxyholder. If a Shareholder has authorized the Corporation to deliver notices by any means other than mail and has not rescinded such authorization, the Corporation shall include the electronic mail address or other electronic contact information necessary to deliver the notice on any list or lists of Shareholders prepared.

Section 2. Action of Shareholders Without a Meeting.

Any action which may be taken at a meeting of Shareholders may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed or entered upon the records of the Corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by any Shareholder and that contains an affirmative vote or approval of that Shareholder shall be deemed to be a writing. The date on which that telegram, cablegram, electronic mail, or electronic or other transmission is sent is the date on which the writing is signed.

ARTICLE III

Directors

Section 1. General Powers.

The business, power and authority of the Corporation shall be exercised, conducted and controlled by a Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the Shareholders.

Section 2. Election, Number and Qualification of Directors.

(a)       Election. The Directors shall be elected at the annual meeting of Shareholders, or if not so elected, at a special meeting of Shareholders called for that purpose. At any meeting of Shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

(b)       Number. The number of Directors, which shall not be less than one, may be fixed or changed at a meeting of the Shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. The number of Directors elected shall be deemed to be the number of Directors fixed unless otherwise fixed by resolution adopted at the meeting at which such Directors are elected.

(c)       Qualification. Directors need not be Shareholders of the Corporation.

Section 3. Term of Office of Directors.

(a)       Term. Each Director shall hold office until the next annual meeting of the Shareholders and until his successor has been elected or until his earlier resignation, removal from office, or death. Directors shall be subject to removal as provided by statute or by other lawful procedures and nothing herein shall be construed to prevent the removal of any or all Directors in accordance therewith.

(b)       Resignation. A resignation from the Board of Directors shall be deemed to take effect immediately upon its being received by any incumbent corporate officer other than an officer who is also the resigning Director, unless some other time is specified therein.

(c)       Vacancy. In the event of any vacancy in the Board of Directors for any cause, the remaining Directors, though less than a majority of the whole Board, may fill any such vacancy for the unexpired term.

Section 4. Meetings of Directors.

(a)       Regular Meetings. A regular meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the Shareholders or a special meeting of the Shareholders at which Directors are elected. The holding of such Shareholders’ meeting shall constitute notice of such Directors’ meeting and such meeting may be held without further notice. Other regular meetings shall be held at such other times and places, if any, as may be fixed by the Directors.

(b)       Special Meetings. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, any Vice President, or any two Directors.

(c)       Place of Meeting. Any meeting of Directors may be held at any place within or without the State of Ohio in person and/or through any communications equipment if all persons participating in the meeting can hear each other, or otherwise participate.

(d)       Notice of Meeting and Waiver of Notice. Notice of the time and place, if any, of any regular or special meeting of the Board of Directors (other than the regular meeting of Directors following the adjournment of the annual meeting of the Shareholders or following any special meeting of the Shareholders at which Directors are elected) shall be given to each Director by personal delivery, telephone, mail, telegram, cablegram, overnight delivery service or any other means of communication authorized by the Director, at least forty-eight (48) hours before the meeting, which notice need not specify the purpose of the meeting. Such notice, however, may be waived in writing by any Director either before or after any such meeting, or by attendance at such meeting (including attendance (presence) by means of participation through any communications equipment as above provided) without protest prior to the commencement thereof. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a Director shall be deemed to be a writing.

Section 5. Quorum and Voting.

At any meeting of Directors, no fewer than one-half of the whole authorized number of Directors must be present, in person and/or through any communications equipment, to constitute a quorum for such meeting, except that a majority of the remaining Directors in office constitutes a quorum for filling a vacancy in the Board. At any meeting at which a quorum is present, all acts, questions and business which may come before the meeting shall be determined by a majority of votes cast by the Directors present at such meeting, unless the vote of a greater number is required by the Articles, Regulations or By-Laws.

Section 6. Committees.

(a)       Appointment. The Board of Directors may from time to time appoint certain of its members (but in no event less than three) to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees powers to be exercised under the control and direction of the Board. Each such committee and each member thereof shall serve at the pleasure of the Board.

(b)       Executive Committee. In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and control of the business of the Corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter.

(c)       Committee Action. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.

Section 7. Action of Directors Without a Meeting.

Any action which may be taken at a meeting of Directors may be taken without a meeting if authorized by a writing or writings signed by all the Directors, which writing or writings shall be filed or entered upon the records of the Corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by any Director and that contains an affirmative vote or approval of that Director shall be deemed to be a writing. The date on which that telegram, cablegram, electronic mail, or electronic or other transmission is sent is the date on which the writing is signed.

Section 8. Compensation of Directors.

The Board of Directors may allow compensation for attendance at meetings or for any special services, may allow compensation to members of any committee, and may reimburse any Director for his expenses in connection with attending any Board or committee meeting.

Section 9. Attendance at Meetings of Persons Who Are Not Directors.

Unless waived by a majority of Directors in attendance, not less than twenty-four (24) hours before any regular or special meeting of the Board of Directors any Director who desires the presence at such meeting of not more than one person who is not a Director shall so notify all other Directors, request the presence of such person at the meeting, and state the reason in writing. Such person will not be permitted to attend the Directors’ meeting unless a majority of the Directors in attendance vote to admit such person to the meeting. Such vote shall constitute the first order of business for any such meeting of the Board of Directors. Such right to attend, whether granted by waiver or vote, may be revoked at any time during any such meeting by the vote of a majority of the Directors in attendance.

ARTICLE IV

Officers

Section 1. General Provisions.

The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, one or more Vice-Presidents, and such other officers and assistant officers as the Board may from time to time deem necessary. The Chairman of the Board shall be a Director, but no one of the other officers need be a Director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

Section 2. Powers and Duties.

All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being, the powers or duties of such officer, or any of them, to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties. Since the lawful purposes of the Corporation include the acquisition and ownership of real property, personal property and property in the nature of patents, copyrights, and trademarks and the protection of the Corporation’s property rights in its patents, copyrights and trademarks, each of the officers of the Corporation is empowered to execute any power of attorney necessary to protect, secure, or vest the Corporation’s interest in and to real property, personal property and its property protectable by patents, trademarks and copyright registration and to secure such patents, copyrights and trademark registrations.

Section 3. Term of Office and Removal.

(a)       Term. Each officer of the corporation shall hold office at the pleasure of the Board of Directors until his successor has been elected or until his earlier resignation, removal from office or death. It shall not be necessary for the officers of the corporation to be elected annually. The election or appointment of an officer for a given term, or a general provision in the Articles or Regulations with respect to term of office, shall not be deemed to create contract rights.

(b)       Removal. Any officer may be removed, with or without cause, by the Board of Directors without prejudice to the contract rights, if any, of such officer.

(c)       Vacancies. The Board of Directors may fill any such vacancy in any office occurring for whatever reason.

Section 4. Compensation of Officers.

Unless compensation is otherwise determined by a majority of the Directors at a regular or special meeting of the Board of Directors, or unless such determination is delegated by the Board of Directors to another officer or officers, the President of the Corporation from time to time shall determine the compensation to be paid to all officers and other employees for services rendered to the Corporation.

ARTICLE V

Indemnification of Directors and Officers

(a)       Right of Indemnification. The Corporation shall indemnify any Director or officer to the fullest extent provided by, or permissible under, Section 1701.13(E), Ohio Revised Code; and the Corporation is hereby specifically authorized to take any and all further action to effectuate any indemnification of any Director or officer which any Ohio corporation may have power to take, by any vote of the Shareholders, vote of disinterested Directors, by any Agreement, or otherwise. This Section of the Code of Regulations of the Corporation shall be interpreted in all respects to expand such power to indemnify to the maximum extent permissible to any Ohio Corporation with regard to the particular facts of each case, and not in any way to limit any statutory or other power to indemnify, or right of any individual to indemnification.

(b)       Insurance for Indemnification. The Corporation may purchase and maintain insurance for protection of the Corporation and for protection of any Director, officer, employee and/or any other person for whose protection, and to the fullest extent, such insurance may be purchased and maintained under Section 1701.13(E)(7), Ohio Revised Code, or otherwise. Such policy or policies of insurance may provide such coverage and be upon such terms and conditions as shall be authorized or approved from time to time by the Board of Directors or the Shareholders of the Corporation.

ARTICLE VI

Securities Held by the Corporation

Section 1. Transfer of Securities Owned by the Corporation.

All endorsements, assignments, transfers, stock powers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President, by a Vice President, by the Secretary or by the Treasurer or by any other person or persons as may be thereunto authorized by the Board of Directors.

Section 2. Voting Securities Held by the Corporation.

The Chairman of the Board, President, any Vice President, Secretary or Treasurer, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any securities issued by other corporations which the Corporation may own.

ARTICLE VII

Share Certificates

Section 1. The shares of stock of the Corporation shall be uncertificated shares unless the Board of Directors shall otherwise determine by resolution.

Section 2. Transfer and Registration of Certificates.

The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles or these Regulations, as it deems expedient concerning the issuance, transfer and registration of shares and may appoint transfer agents and registrars thereof.

ARTICLE VIII

Seal

The Directors may adopt a seal for the Corporation which shall be in such form and of such style as is determined by the Directors. Failure to affix any such corporate seal shall not affect the validity of any instrument.

ARTICLE IX

Consistency with Articles of Incorporation

If any provision of these Regulations shall be inconsistent with the Corporation’s Articles of Incorporation (and as they may be amended from time to time), the Articles of Incorporation (as so amended at the time) shall govern.

ARTICLE X

Section Headings

The headings contained in this Code of Regulations are for reference purposes only and shall not be construed to be part of and/or shall not affect in any way the meaning or interpretation of this Code of Regulations.

ARTICLE XI

Amendments

Except as otherwise provided by law, by the Articles or by these Regulations, this Code of Regulations of the Corporation (and as it may be amended from time to time) may be repealed, amended or added to in any respect (i) by the Board of Directors (to the extent permitted by the Ohio General Corporation Law), or (ii) at any time at any meeting of Shareholders by the affirmative vote of the holders of a majority of the voting power of the Corporation; provided, that any amendment or repeal proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (iii) by the written consent of the Shareholders of record in accordance with Ohio General Corporation Law. If an amendment or addition is adopted by written consent without a meeting of the Shareholders, it shall be the duty of the Secretary to enter the amendment or addition in the records of the Corporation, and to mail a copy of such amendment or addition to each Shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof

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